
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                              04-3065140
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

67 SOUTH BEDFORD STREET                                                   01803
BURLINGTON, MA                                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      LIGHTBRIDGE, INC. 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)
                           --------------------------

                             MS. PAMELA D.A. REEVE
                     President and Chief Executive Officer
                               LIGHTBRIDGE, INC.
                            67 South Bedford Street
                        Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
           (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                                WITH COPIES TO:
                        John D. Patterson, Jr., Esquire
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                                 (617) 832-1000

                            -------------------------

                        CALCULATION OF REGISTRATION FEE

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
===================================================================================================

 TITLE OF                                    PROPOSED           PROPOSED
SECURITIES              AMOUNT                MAXIMUM           MAXIMUM             AMOUNT OF
  TO BE                 TO BE              OFFERING PRICE       AGGREGATE          REGISTRATION
REGISTERED            REGISTERED              PER SHARE       OFFERING PRICE           FEE
---------------------------------------------------------------------------------------------------
Common Stock,           1,350,000 (1)        $22.6875 (2)        $30,628,125           $8,085.83
$.01 par value

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         (1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the Lightbridge, Inc. ("Lightbridge") 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Incentive Plan").
         (2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on August 4, 2000.

================================================================================

         This Registration Statement covers 1,350,000 shares of our common stock issuable pursuant to our 1996 Incentive and Non-Qualified Stock Option Plan. These shares are in addition to the 1,000,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-23937, which we filed with the Securities and Exchange Commission on March 25, 1997.

         The contents of our Registration Statement on Form S-8, File No. 333-23937, is incorporated herein by reference.


                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

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
         EXHIBIT NO.     DESCRIPTION
         4.1 (1)         Amended and Restated Certificate of Incorporation of the Company
         4.2 (1)         Amended and Restated By-Laws of the Company
         4.3 (2)         Amendment to Amended and Restated By-Laws of the Company, adopted October 29, 1998
         4.4 (1)         Specimen Certificate for Common Stock of the Company
         4.5 (3)         Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and
                         American Stock Transfer and Trust Company, as Rights Agent
         4.6 (3)         Form of Certificate of Designation of Series A Participating Cumulative
                         Preferred Stock of Lightbridge, Inc.
         4.7 (3)         Form of Right Certificate
         4.8             1996 Incentive and Non-Qualified Stock Option Plan, as amended
         5.1             Opinion of Foley, Hoag & Eliot LLP
         23.1            Independent Auditors' Consent of Deloitte & Touche LLP
         23.2            Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
         24.1            Power of Attorney (contained on the signature page)

-------------------------------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-6589).

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 11th day of August, 2000.

                                        LIGHTBRIDGE, INC.


                                        By: /s/ Pamela D.A. Reeve
                                            ------------------------------------
                                            Pamela D.A. Reeve
                                            President & Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela D.A. Reeve as the undersigned's true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for her, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of August 11, 2000.

SIGNATURE                                  TITLE                                DATE
/s/ Pamela D.A. Reeve        President, Chief Executive Officer,
-----------------------      and Director (Principal                            August 11, 2000
    Pamela D. A. Reeve       Executive Officer)


/s/ Torrence C. Harder       Director                                           August 11, 2000
-----------------------
    Torrence C. Harder


/s/ D. Quinn Mills           Director                                           August 11, 2000
-----------------------
    D. Quinn Mills


/s/ Debora J. Wilson         Director                                           August 11, 2000
-----------------------
    Debora J. Wilson


/s/ Andrew Mills             Director                                           August 11, 2000
-----------------------
    Andrew Mills
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